Exhibit 3.2
   By-laws of NBT BANCORP INC., as amended and restated through July 23, 2001.


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                                   BY-LAWS OF

                                NBT BANCORP INC.
                        (herein called the "Corporation")

     ARTICLE I. OFFICES

     Section 1.  Principal Office.  The principal office of the Corporation
                 ----------------
shall be at:

                              52 South Broad Street
                             Norwich, New York 13815

or such other place as the Board of Directors may designate.

     Section 2.  Other Offices.  In addition to its principal office, the
                 -------------
Corporation may have offices at such other places, within or without the State of Delaware, as the Board of Directors may from time to time appoint or as the business of the Corporation may require.

                            ARTICLE II. STOCKHOLDERS

     Section 1.  Annual Meetings.  The annual meeting of the stockholders of the
                 ---------------
Corporation, for the purpose of electing directors for the ensuing year and for the transaction of such other business as may properly come before the meeting, shall be held at such time as may be specified by the Board of Directors.

     Section 2.  Special Meetings.  A special meeting of the stockholders may be
                 ----------------
called at any time by the Board of Directors or by the Chairman of the Board of Directors, or, if there is none, by the President, or by the holders of not less than one-half of all the shares entitled to vote at such meeting.

     Section 3.  Place of Meetings.  Each annual meeting of the stockholders
                 -----------------
shall be held at the principal office of the Corporation, or at such other place, within or without the State of Delaware, as the Board of Directors may designate in calling such meeting.

     Section 4.  Notice of Meetings.  Written notice of each annual and each
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special meeting of the stockholders shall be given by or at the direction of the officer or other person calling the meeting. Such notice shall state the purpose or purposes for which the meeting is called, the time when and the place where it is to be held, and such other information as may be required by law. Except as otherwise required by law, a copy thereof shall be delivered personally, mailed in a postage prepaid envelope or transmitted electronically or by telegraph, cable or wireless, not less than ten (10) days nor more than sixty (60) days before such meeting to each stockholder of record entitled to vote at such meeting; and if mailed, it shall be directed to such stockholder at his address as it appears on the stock transfer books of the Corporation, unless he shall have filed with the Secretary of the Corporation a written request that notices intended for him be mailed to the address designated in such request. Notwithstanding the foregoing, a waiver of any notice herein or by law required, if in writing and signed by the person entitled to such notice, whether before or after the time of the event for which notice was required to be given, shall be the equivalent of the giving of such notice. A stockholder who attends shall be deemed to have had timely and proper notice of the meeting, unless he attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Notice of any adjourned or recessed meeting need not be given if the time and place thereof are announced at the meeting at which the adjournment or recess is taken, unless the adjournment or recess is for more than 30 days, or if after the adjournment or recess a new record date is fixed for the adjourned or recessed meeting.

     Section 5.  Quorum.  Except as otherwise provided by law, at any meeting of
                 ------
the stockholders of the Corporation, the presence in person or by proxy of the holders of a majority of the total number of issued and outstanding shares of Common Stock of the Corporation shall constitute a quorum for the transaction of business. In


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the absence of a quorum, a majority in voting power of the stockholders present in person or represented by proxy and entitled to vote may adjourn the meeting from time to time and from place to place until a quorum is obtained. At any such adjourned meeting at which a quorum is present any business may be transacted which might have been transacted at the meeting as originally called.

     Section 6.  Organization.  At every meeting of the stockholders, the
                 ------------
Chairman of the Board, or failing him the President, or, in the absence of the Chairman of the Board and the President, a person chosen by a majority vote of the stockholders present in person or by proxy and entitled to vote, shall act as Chairman of the meeting. The Secretary, or an Assistant Secretary, or, in the discretion of the Chairman, any person designated by him, shall act as a secretary of the meeting.

     Section 7.  Inspections.  The directors, in advance of any meeting, shall
                 -----------
appoint one or more inspectors of election to act at the meeting or any adjournment thereof. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, before entering upon discharge of his duties, shall take and sign an oath to execute faithfully the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspector or inspectors shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive and count votes, ballots or consents and hear and determine all challenges and questions arising in connection with the right to vote. The inspectors shall certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots, and shall make a report in writing of any challenge, question or matter determined by him or them and execute a certificate of any fact found by him or them.


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     Section 8.  Business and Order of Business.  At each meeting of the
                 ------------------------------
stockholders such business may be transacted as may properly be brought before such meeting, whether or not such business is stated in the notice of meeting or in a waiver of notice thereof, except as expressly provided otherwise by law or by these By-Laws. The order of business at all meetings of stockholders shall be as follows:

     1.     Call to order.

     2.     Selection of secretary of the meeting.

     3.     Determination of quorum.

     4.     Appointment of voting inspectors.

     5. If the meeting of stockholders is for the election of directors, the nomination and election of directors.

     6.     Other business.

     For other business to be properly brought before an annual meeting of stockholders, the stockholder seeking to bring such other business before the meeting must have given timely notice thereof in writing to the President of the Corporation, and such business must be a proper matter for stockholder action. To be timely, a stockholder's notice shall be delivered to or mailed, postage prepaid, and received by the President at the principal executive offices of the Corporation at least 60 days but no more than 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. Such stockholder's notice shall set forth (a) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, and any material interest in such


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business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made, and (b) as to the stockholder giving notice and the beneficial owner, if any, on whose behalf the proposal is made, (I) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner, and (II) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

     Notwithstanding the foregoing provisions of this Section 8, a stockholder seeking to bring such other business before the meeting shall also comply with all applicable requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder with respect to the matters set forth in this Section
8. Nothing in this Section 8 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934.

     Section 9.  Voting.  Except as otherwise provided by law or by the
                 ------
Certificate of Incorporation, holders of Common Stock of the Corporation shall be entitled to vote upon matters to be voted upon by the stockholders. At each meeting of stockholders held for any purpose, each stockholder of record of stock entitled to vote thereat shall be entitled to vote the shares of such stock standing in his name on the books of the Corporation on the date determined in accordance with Section 11 of this Article II, each such share entitling him to one vote.

     At all meetings of stockholders for the election of directors, if a quorum is present, a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors shall be sufficient to elect. All other elections and questions shall, unless otherwise provided by law, the Certificate of Incorporation or these By-Laws, or unless a separate vote by a class or series or classes or series is required, be decided by the affirmative vote of a majority in voting power of the shares of stock which are present in person or represented by proxy at the meeting and entitled to vote on the subject matter.

     The voting shall be by voice or by ballot as the Chairman may decide, except that upon demand for a vote by ballot on any question or election, made by any stockholder or his proxy present and entitled to vote on such question or election, such vote by ballot shall immediately be taken.

     Section 10.  Voting List.  The Secretary of the Corporation shall make, at
                  -----------
least ten (10) days before each meeting of stockholders, a complete list of the stockholders entitled to vote at any such meeting or any adjournment thereof, with the address of and the number of shares registered in the name of each stockholder. Such list shall be opened to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. Such list shall also be produced and kept at the time and place of the meeting during the whole time of the meeting and shall be subject to inspection by any stockholder who is present. The original stock transfer books shall be prima facie evidence as to who are the stockholders entitled to examine such list or transfer books or to vote at any meeting of stockholders.

     If the requirements of this Section 10 have not been substantially complied with, the meeting shall, on the demand of any stockholder in person or by proxy, be adjourned until the requirements are complied with.

     Section 11.  Record Dates.  (a) In order that the Corporation may determine
                  ------------
the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action other than stockholder action by written consent, the Board of Directors may fix a record date, which shall not precede the date such record date is fixed and shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any such other action. If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given and the record date for any purpose other than stockholder action by written consent shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A


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determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     (b) In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within 10 days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board of Directors within 10 days after the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or any officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

     Section 12.  Adjournment.  Any meeting of stockholders, annual or special,
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may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     Section 13.  Action by Stockholders Without a Meeting.  Any action required
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or permitted to be taken at any annual or special meeting of stockholders of the
Corporation may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business or to an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. Prompt notice of the taking of any action by written consent shall be given to stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of stockholders to take the action were delivered to the Corporation as provided herein.

     Section 14.  Proxies.  At any meeting of the stockholders, each stockholder
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entitled to vote thereat may vote either in person or by proxy executed in writing or granted or authorized in such other manner as is permitted under the General Corporation Law of the State of Delaware. Such proxy shall be filed with the Secretary at or before the meeting; provided, however, that no proxy shall be voted or acted upon after eleven months from its date, unless said proxy provides for a longer period. A proxy need not be sealed, witnessed or acknowledged.

                             ARTICLE III.  DIRECTORS


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     Section 1.  General Powers.  The business and affairs of the Corporation
                 --------------
shall be managed by or under the direction of the Board of Directors, and all corporate powers shall be exercised by or under the direction of the Board of Directors, except as otherwise expressly required by these By-Laws, by the Certificate of Incorporation or by law.

     Section 2.  Qualification, Number, Classification and Term of Office.
                 --------------------------------------------------------
Every director must be a citizen of the United States and have resided in the State of New York, or within two hundred miles of the location of the principal office of the Corporation, for at least one year immediately preceding his election, and must own $1,000.00 aggregate book value of Corporate Stock. The number of directors shall be not less than five nor more than twenty-five. A Board of Directors shall be elected in the manner provided in these By-Laws. Each director shall have one vote at any directors' meeting.

     The Board of Directors shall be divided into three classes: Class 1, Class 2 and Class 3, which shall be as nearly equal in number as possible. Each director shall serve for a term ending on the date of the third Annual Meeting of Shareowners following the Annual Meeting at which such director was elected; provided, however, that each initial director in Class 1 shall hold office until the Annual Meeting of Shareowners in 1987; each initial director in Class 2 shall hold office until the Annual Meeting of Shareowners in 1988; and each initial director in Class 3 shall hold office until the Annual Meeting of Shareowners in 1989.

     In the event of any increase or decrease in the authorized number of directors, (1) each director then serving as such shall nevertheless continue as a director of the class of which he is a member until the expiration of his current term, or his earlier resignation, removal from office or death, and (2) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of directors so as to maintain such classes as nearly equal as possible.

     Notwithstanding any of the foregoing provisions of this Section 2, each director shall serve until his successor is elected and qualified or until his earlier resignation, removal from office or death.

     This Article III, Section 2, shall not be altered, amended or repealed except by an affirmative vote of at least sixty-six and two-thirds percent (66-2/3%) of the total number of shareowners.

     Section 3.  Election of Directors.  At each meeting of the stockholders for
                 ---------------------
the election of directors, a quorum being present, as defined in Section 5 of
Article II, the election shall proceed as provided in these By-Laws and under applicable Delaware law. No election need be by written ballot.

     If the election of directors shall not be held on the day designated for any annual meeting or at any adjournment of such meeting, the Board of Directors shall cause the election to be held at a special meeting of the stockholders as soon thereafter as may be convenient.

     Nominations of candidates for election as directors of the Corporation must be made in writing and delivered to or received by the President of the Corporation within ten days following the day on which public disclosure of the date of any shareholders' meeting called for the election of directors is first given. Such notification shall contain the name and address of the proposed nominee, the principal occupation of the proposed nominee, the number of shares of Common Stock that will be voted for the proposed nominee by the notifying shareowner, including shares to be voted by proxy, the name and residence of the notifying shareowner and the number of shares of Common Stock beneficially owned by the notifying shareowner.

     No person shall be eligible for election or re-election as a director if he or she shall have attained the age of 70 years.

     Nominations not made in accordance herewith may be disregarded by the Chairman of the meeting.


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     Section 4.  Removal of Directors.  Any director may be removed at any time,
                 --------------------
but only for cause, by the affirmative vote of a majority in voting power of the stockholders of record entitled to elect a successor, and present in person or by proxy at a special meeting of such stockholders for which express notice of the intention to transact such business was given and at which a quorum shall be present.

     Section 5.  Organization.  The Board of Directors, by majority vote, may
                 ------------
from time to time appoint a Chairman of the Board who shall preside over its meetings. The period and terms of the appointment shall be determined by the Board of Directors. The Secretary of the Corporation, or an Assistant Secretary, or, in the discretion of the Chairman, any person appointed by him, shall act as secretary of the meeting.

     Section 6.  Place of Meeting, etc.  The Board of Directors may hold its
                 ---------------------
meetings at such place or places within or without the State of Delaware as the Board of Directors may from time to time, by resolution determine, or (unless contrary to resolution of the Board of Directors), at such place as shall be specified in the respective notices or waivers of notice thereof. Unless otherwise restricted by law or by the Certificate of Incorporation, members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this
Section 6 shall constitute presence at such meeting. The Chairman or any person appointed by him shall act as secretary of the meeting.

     Section 7.  Annual Meeting.  The Board of Directors may meet, without
                 --------------
notice of such meeting, for the purpose of organization, the election of officers and the transaction of other business, on the same day as, at the place at which, and as soon as practicable after each annual meeting of stockholders is held. Such annual meeting of directors may be held at any other time or place specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or in a waiver of notice thereof.

     Section 8.  Regular Meetings.  Regular meetings of the Board of Directors
                 ----------------
may be held at such times and places as may be fixed from time to time by action of the Board of Directors. Unless required by resolution of the Board of Directors, notice of any such meeting need not be given.

     Section 9.  Special Meetings.  Special meetings of the Board of Directors
                 ----------------
shall be held whenever called by the Chief Executive Officer, or by any three or more directors, or, at the direction of any of the foregoing, by the Secretary. Notice of each such meeting shall be mailed to each director, addressed to him at his residence or usual place of business, not less than three (3) days before the date on which the meeting is to be held; or such notice shall be sent to each director at such place by telegraph, cable, telefax, telephone or wireless, or by electronic mail to an address previously provided by the director to the Corporation for delivery of such notices, in each such case not less than twenty-four (24) hours before the time at which the meeting is to be held. Every such notice shall state the time and place of the meeting. Notice of any adjourned or recessed meeting of the directors need not be given.

     Section 10.  Waivers of Notice of Meetings.  Anything in these By-Laws or
                  -----------------------------
in any resolution adopted by the Board of Directors to the contrary notwithstanding, proper notice of any meeting of the Board of Directors shall be deemed to have been given to any director if such notice shall be waived by him in writing (including telegraph, cable, telefax, wireless, or electronic mail) before or after the meeting. A director who attends a meeting shall be deemed to have had timely and proper notice thereof, unless he attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called.

     Section 11.  Quorum and Manner of Acting.  A majority of the directors
                  ---------------------------
shall constitute a quorum for the transaction of business. Except as may otherwise be expressly provided by these By-Laws, the act of a majority of the directors present at any meeting at which a quorum is present, shall be the act of the Board of Directors. In the absence of a quorum, a majority of the directors present may adjourn the meeting from time to time until a quorum be had. The directors shall act only as a Board and the individual directors shall have no power as such.


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     Section 12.  Resignations.  Any director of the Corporation may resign at
                  ------------
any time, in writing, by notifying the Chief Executive Officer, or the President or the Secretary of the Corporation. Such resignation shall take effect at the time therein specified; and, unless otherwise specified, the acceptance of such resignation shall not be necessary to make it effective.

     Section 13.  Manner of Fixing the Number of Directors; Vacancies.  The
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number of directors authorized to serve until the next annual meeting of stockholders of the Corporation shall be the number designated, at the annual meeting and prior to the election of directors, by the stockholders entitled to vote for the election of directors at that meeting. Between annual meetings of the stockholders of the Corporation, the Board of Directors shall have the power to increase, by not more than three (3), the number of directors of the Corporation.

     Any vacancy in the Board of Directors, caused by death, resignation, removal, disqualification, increase in the number of directors, or any other cause (other than an increase by more than three (3) in the number of directors), may be filled by the majority vote of the remaining directors then in office, though less than a quorum, at any regular meeting of the Board of Directors. If, at the time of the next election of directors by the stockholders, the term of office of any vacancy filled by the remaining directors has not expired, then the stockholders shall fill such vacancy for the remainder of the unexpired term. Any vacancy, including one caused by an increase in the number of directors, may be filled at a meeting called for such purpose, by vote of the stockholders.

     Section 14.  Committees.  The Board of Directors may designate one or more
                  ----------
Committees, each Committee to consist of one or more of the Directors of the Corporation, which to the extent provided in said resolution or resolutions, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation to the fullest extent permitted by law and shall have power to authorize the seal of the Corporation to be affixed to all papers which may require it. Such Committee or Committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

     In the absence or disqualification of any member of any Committee appointed by the Board, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board to act at a meeting in the place of any such absent or disqualified member, subject, however, to the right of the Board of Directors to designate one or more alternate members of such Committee, which alternate members all have power to serve, subject to such conditions as the Board may prescribe, as a member or members of said Committee during the absence or inability to act of any one or more members of said Committee. The Board of Directors shall have the power at any time to change the membership of any Committee, to fill vacancies in it, or to dissolve it. A Committee may make rules for the conduct of its business and shall act in accordance therewith, except as otherwise provided herein or required by law. A majority of the members of the Committee shall constitute a quorum. A Committee shall keep regular minutes of its proceedings and report the same to the Board when required.

     The Chief Executive Officer, if he is a director, shall be a voting member of all Committees of the Board of Directors, except the Risk Management Committee and the Compensation and Benefits Committee.

     Section 15.  Directors' Action Without a Meeting.  Unless otherwise
                  -----------------------------------
provided by the Certificate of Incorporation, any action required to be taken at a meeting of the directors, or any action which may be taken at a meeting of the directors or of a committee, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed before such action by all the directors, or all the members of the committee, as the case may be. Such consent shall have the same force and effect as a unanimous vote.

     Section 16.  Compensation.  Directors, as such, may receive compensation as
                  ------------
fixed by resolution of the Board of Directors, including annual fees for services as directors, and a fixed fee and expenses of attendance, if any, for attendance at each meeting of the Board. The compensation may be in the form of cash, stock of the Corporation, options to purchase stock of the Corporation, or a combination of the foregoing, as the Board in its discretion shall determine. Nothing in this section shall be construed to preclude a Director from serving the Corporation in any other capacity and receiving compensation therefor.


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                              ARTICLE IV. OFFICERS

     Section 1.  Officers.  The officers of the Corporation shall be a Chairman
                 --------
of the Board of Directors, one or more Vice Chairmen of the Board of Directors, a President, a Chief Financial Officer and a Secretary, and where elected, one or more Vice-Presidents, and the holders of such other offices as may be established in accordance with the provisions of Section 3 of this Article. Any two or more offices may be held by the same person; provided only, that the same person shall not hold the offices of Chairman and Secretary.

     Section 2.  Election, Term of Office and Qualifications.  The officers
                 -------------------------------------------
shall be elected annually by the Board of Directors, as soon as practicable after the annual election of directors in each year. Each officer shall hold office until his successor shall have been duly chosen and shall qualify, or until his death, resignation or removal in the manner hereinafter provided.

     Section 3.  Subordinate Officers.  The Board of Directors may from time to
                 --------------------
time establish offices in addition to those designated in Section 1 of this
Article IV with such duties as are provided in these By-Laws, or as they may from time to time determine.

     Section 4.  Removal.  Any officer may be removed, either with or without
                 -------
cause, by resolution declaring such removal to be in the best interests of the Corporation and adopted at any regular or special meeting of the Board of Directors by a majority of the directors then in office. Any such removal shall be without prejudice to the recovery of damages for breach of contract rights, if any, of the person removed. Election of appointment of an officer or agent shall not of itself, however, create contract rights.

     Section 5.  Resignations.  Any officer may resign at any time by giving
                 ------------
written notice to the Board of Directors or the Chairman of the Board of Directors, the President or the Secretary of the Corporation. Any such resignation shall take effect at the date of receipt of such notice or at any later time therein specified; and, unless otherwise specified, the acceptance of such resignation shall not be necessary to make it effective. However, no resignation hereunder, or the acceptance thereof by the Board of Directors, shall prejudice the contract or other rights, if any, of the Corporation with respect to the person resigning.

     Section 6.  Vacancies.  A vacancy in any office because of death,
                 ---------
resignation, removal, disqualification or any other cause shall be filled for the unexpired portion of the term by the Board of Directors.

     Section 7.  Compensation.  Salaries or other compensation of the officers
                 ------------
may be fixed from time to time by the Board of Directors or in such manner as it shall determine. No officer shall be prevented from receiving his salary by reason of the fact that he is also a director of the Corporation.

     Section 8.  Chairman of the Board of Directors.  Where there is a Chairman
                ----------------------------------
of the Board of Directors he shall be an officer and a director; and he may be the Chief Executive Officer of the Corporation and as such may have general supervision of the business of the Corporation, subject, however, to the control of the Board of Directors and of any duly authorized committee of directors. The Chief Executive Officer shall have full power and authority to cast any votes which the Corporation is entitled to cast as a shareholder of another corporation. Where there is no Chairman of the Board, or he is unable to discharge his duties, the powers of the Chairman shall be vested in the President. The Chairman of the Board shall preside at all meetings of stockholders and of the Board of Directors at which he is present.

     Section 9.  Vice Chairman of the Board of Directors.  The Vice Chairman
                 ---------------------------------------
shall be a director of the Corporation. In general, he shall perform all duties incident to the office of Vice Chairman and such other duties as may from time to time be designated to him by the Board of Directors or by any duly authorized committee of directors, and shall have such other powers and authorities as are conferred upon him elsewhere in these By-Laws.


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     Section 10.  President.  The President shall be a director and may be the
                  ---------
Chief Executive Officer or the Chief Operating Officer of the Corporation. In general, he shall perform all duties incident to the office of the President and such other duties as may from time to time be designated to him by the Board of Directors or by any duly authorized committee of directors, and shall have such other powers and authorities as are conferred upon him elsewhere in these By-Laws.

     Section 11.  The Vice Presidents.  The Vice Presidents shall perform such
                  -------------------
duties as from time to time may be assigned to them by the Board of Directors, or by any duly authorized committee of directors or by the President, and shall have such other powers and authorities as are conferred upon them elsewhere in these By-Laws.

     Section 12.  Chief Financial Officer.  Except as may otherwise be
                  -----------------------
specifically provided by the Board of Directors or any duly authorized committee thereof, the Chief Financial Officer shall have the custody of, and be responsible for, all funds and securities of the Corporation; receive and receipt for money paid to the Corporation from any source whatsoever; deposit all such monies in the name of the Corporation in such banks, trust companies, or other depositories as shall be selected in accordance with the provisions of these By-Laws; against proper vouchers, cause such funds to be disbursed by check or draft on the authorized depositories of the Corporation signed in such manner as shall be determined in accordance with the provisions of these By-Laws; regularly enter or cause to be entered in books to be kept by him or under his direction, full and adequate accounts of all money received and paid by him for account of the Corporation; in general, perform all duties incident to the office of Chief Financial Officer and such additional duties as are assigned by the General Corporation Law of the State of Delaware to the treasurer of a corporation organized under the laws of the State of Delaware and such other duties as from time to time may be assigned to him by the Board of Directors, or by any duly authorized committee of directors, or by the Chief Executive Officer, and have such other powers and authorities as are conferred upon him elsewhere in these By-Laws.

     Section 13.  Secretary.  The Secretary shall act as Secretary of all
                  ---------
meetings of the stockholders and of the Board of Directors of the Corporation; shall keep the minutes thereof in the proper books to be provided for that purpose; shall see that all notices required to be given by the Corporation are duly given and served; shall be the custodian of the seal of the Corporation and may affix the seal or cause it to be affixed to all documents the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of these By-Laws; shall have charge of the books, records and papers of the Corporation relating to its organization and management as a corporation, and shall see that any reports or statements relating thereto, required by law or otherwise, are properly kept and filed; shall, in general, perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board of Directors, or by any duly authorized committee of directors or by the Chief Executive Officer, and shall have such other powers and authorities as are conferred upon him elsewhere in these By-Laws.

     Section 14.  Assistant Financial Officers and Assistant Secretaries.  The
                  ------------------------------------------------------
Assistant Financial Officers and Assistant Secretaries shall perform such duties as shall be assigned to them by the Chief Financial Officer and by the Secretary, respectively, or by the Board of Directors, or by any duly authorized committee of directors, or by the Chief Executive Officer, and shall have such other powers and authorities as are conferred upon them elsewhere in these By-Laws.

                           ARTICLE V. SHARES OF STOCK

     Section 1.  Regulation.  Subject to the terms of any contract of the
                 ----------
Corporation, the Board of Directors may make such rules and regulations as it may deem expedient concerning the issue, transfer, and registration of certificates for shares of the stock of the Corporation, including the issue of new certificates for lost, stolen or destroyed certificates and including the appointment of transfer agents and registrars.

     Section 2.  Stock Certificates.  Certificates for shares of the stock of
                 ------------------
the Corporation shall be respectively numbered serially for each class of shares, or series thereof and, as they are issued, shall be impressed with the corporate seal or a facsimile thereof, and shall be signed by the Chairman of the Board, the Vice Chairman, the

President or any Vice President and by the Secretary or any Assistant Secretary, or any two officers of the Corporation designated by the Board of Directors, provided that such signatures may be facsimiles on any certificate countersigned by a transfer agent other than the Corporation or its employee or by a registrar other than the Corporation or its employee. Each certificate shall exhibit the name of the Corporation, the class (or series of any class) and number of shares represented thereby and the name of the holder. Each certificate shall be otherwise in such form as may be prescribed by the Board of Directors.

              ARTICLE VI. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 1. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director or an officer of the Corporation or is or was serving at the request of the Corporation as a director of another corporation or of a partnership, joint venture, trust or other enterprise, or as a plan fiduciary with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a Director, officer, or plan fiduciary or in any other capacity while serving as a Director, officer or plan fiduciary, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter by amended, against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section 3 of this Article VI with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

     Section 2.  The right to indemnification conferred in Section 1 of this
Article VI shall include the right to be paid by the Corporation the expenses (including attorney's fees) incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Section 2 or otherwise. The rights to indemnification and to the advancement of expenses conferred in Section 1 and 2 of this Article VI shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a Director or officer and shall inure to the benefit of the indemnitee's heirs, executors and administrators.

     Section 3. If a claim under Sections 1 or 2 of this Article VI is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In
(i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article VI or otherwise shall be on the Corporation.

     Section 4. The rights to indemnification and to the advancement of expenses conferred in this Article VI shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's Certificate of Incorporation, By-Laws, agreement, vote of stockholders or disinterested Directors or otherwise.

     Section 5. The Corporation may maintain insurance, at its expense, to protect itself and any Director, officer, employee or agent of the Corporation or of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

     Section 6. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation, or any person serving at the request of the Corporation as an officer, employee or agent of another entity, to the fullest extent of the provisions of this Section with respect to the indemnification and advancement of expenses of Directors and officers of the Corporation.

                           ARTICLE VII. MISCELLANEOUS

     Section 1.  Seal.  The corporate seal of the Corporation shall contain the
                 ----
name of the Corporation, the year of its creation, and the words "Corporate Seal, Delaware," and shall be in such form as may be approved by the Board of Directors.

     Section 2.  Fiscal Year.  The fiscal year of the Corporation shall be as
                 -----------
set by the Board of Directors.

     Section 3.  Loans.  Any officer or officers or agent or agents of the
                 -----
Corporation thereunto authorized by the Board of Directors or by any duly authorized committee of directors may effect loans or advances at any time for the Corporation, in the ordinary course of the Corporation's business, from any bank, trust company or other institution or from any firm, corporation or individual, and for such loans and advances may make, execute and deliver promissory notes, bonds or other certificates or evidences of indebtedness of the Corporation, and when authorized to do so may pledge and hypothecate or transfer any securities or other property of the Corporation as security for any such loans or advances. Such authority conferred by the Board of Directors or any duly authorized committee of directors may be general or confined to specific instances.

     Section 4.  Checks, Drafts, Withdrawal of Securities, Safe Deposit Boxes,
                 -------------------------------------------------------------
etc.  All checks, drafts and other orders for payment of money out of the funds
---
of the Corporation shall be signed on behalf of the Corporation in such manner as shall from time to time be determined by resolution of the Board of Directors or of any duly authorized committee of directors. The Corporation shall furnish to each depository, bank, custodian and entity providing safe deposit boxes, a certified copy of its resolution regarding the authorization of disbursements and the entry to safe deposit boxes or withdrawal of securities from safekeeping.

     Section 5.  Deposits.  The funds of the Corporation, not otherwise
                 --------
employed, shall be deposited from time to time to the order of the Corporation in such banks, trust companies or other depositories as the Board of Directors or any duly authorized committee of directors may from time to time select, or as may be selected by an officer or officers, or agent or agents, of the Corporation to whom such power may from time to time be delegated by the Board of Directors or any duly authorized committee of directors.

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     Section 6.  Contracts, etc., How Executed.  The Chief Executive Officer,
                 -----------------------------
and those officers who are designated by resolution of the Board, shall be authorized to enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation, and such authority may be delegated, in specific instances to such other officers, employees or agents as such authorized officers may designate.

     Section 7.  Voting of Stock or Other Securities Held.  Unless otherwise
                 ----------------------------------------
provided by resolution of the Board of Directors, the Chief Executive Officer may from time to time appoint an attorney or attorneys or agent or agents of this Corporation, in the name and on behalf of this Corporation to cast the votes which this Corporation may be entitled to cast as a stockholder or otherwise in any other corporation, any of whose stock or securities may be held by this Corporation, at meetings of the holders of the stock or other securities of such other corporations, or to consent in writing to any action by any such other corporation, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed on behalf of this Corporation and under its corporate seal, or otherwise, such written proxies, consents, waivers or other instruments that he or they may deem necessary or proper in the premises; or the Chief Executive Officer may attend any meeting of the holders of stock or other securities of any such other corporation and thereat vote or exercise any or all other powers of this Corporation as the holder of such stock or other securities of such other corporation.

     Section 8.  Waivers of Notice.  Whenever any notice is required to be given
                 -----------------
under the provisions of the statutes or of the Certificate of Incorporation, or of these By-Laws, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                            ARTICLE VIII. AMENDMENTS

     Section 1.  By the Directors.  The Board of Directors by a majority vote
                 ----------------
thereof shall have the power to make, alter, amend or repeal the By-Laws of the Corporation at any regular or special meeting of the Board of Directors. This power shall not be exercised by any committee of the Board of Directors.

     Section 2.  By the Stockholders.  Except as otherwise provided in these
                 -------------------
By-Laws, all By-Laws shall be subject to amendment, alteration or repeal by the vote of a majority of the total number of issued and outstanding shares of Common Stock of the Corporation entitled to vote at any annual or special meeting. The stockholders, at any annual or special meeting, may provide that certain By-Laws by them adopted, approved or designated may not be amended, altered or repealed except by a certain specified percentage in interest of the stockholders or by a certain specified percentage in interest of a particular class of stockholders.